UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-692 (Commission File Number)	46-0172280 (IRS Employer Identification No.)

125 South Dakota Avenue Sioux Falls, South Dakota (Address of principal executive offices)		57104 (Zip Code)
(605) 978-2908 (Registrant’s telephone number, including area code)

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) — (c) On March 29, 2005, the Company announced that Gary G. Drook, its President and Chief Executive Officer, announced his retirement effective immediately. The Company’s Board of Directors (the “Board”) named Michael J. Hanson to be Mr. Drook’s successor as President. Mr. Hanson, 46, who has been with the Company since 1998, currently serves as the Company’s Chief Operating Officer. Mr. Hanson assumed the post of Chief Operating Officer in August 2003. From 1998 until August 2003, Mr. Hanson served as the President and Chief Executive Officer of the Company’s NorthWestern Energy division.

The Company’s charter provides that upon his retirement, Mr. Drook ceased to be a member of the Board. After Mr. Drook’s retirement, the Board elected to reduce the number of directors comprising the Board from seven to six.

Item 7.01                                           Regulation FD Disclosure.

On March 29, 2005, the Company issued a press release announcing the retirement of Gary G. Drook as President and Chief Executive Officer of the Company effective immediately and the naming of Michael J. Hanson as successor as President to Mr. Drook. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.  The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  Furthermore, the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 9.01                                                                     Financial Statements and Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of NorthWestern Corporation dated March 29, 2005

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Thomas J. Knapp

Thomas J. Knapp

Vice President and General Counsel

Date:  April 1, 2005

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release of NorthWestern Corporation dated March 29, 2005

* filed herewith